UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Great China Mania Holdings, Inc.

(Exact name of registrant as specified in its charter)

Florida	59-2318378
(State of incorporation or organization)	(I.R.S. Employer Identification number)

203 Hankow Center, 5-15 Hankow Road Tsimshatsui, Kowloon, Hong Kong	N/A
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:  None

Name of each exchange on which each class is to be registered: NA

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☒

Securities Act registration statement file number to which this form relates: 333-139008

Securities to be registered pursuant to Section 12(g) of the Act:  Common Stock, $0.01 par value

Item 1.         Description of Registrant’s Securities to be Registered

All existing Common shares of the Registrant’s stock, including, but not limited to the description under the heading “Description of Securities” relating to the Registrant’s Common Stock, par value $0.01 per share, in the prospectus included in the Registrant’s Registration Statement on Form SB-2 (File No. 333-139008, initially filed on November 29, 2006, with an effective notice filed on April 24, 2007), as amended, filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference. This description also includes all shares originally issued under Jomar Specialties, Inc.

Item 2.         Exhibits

1.	4.1 Specimen Certificate for $.01 par value common stock of the Registrant.

2.

Articles of Incorporation of Registrant, as amended, filed as Exhibit 3.1 to the Registration Statement on Form SB-2 under the Securities Act of 1933, No. 333-139008, declared effective on April 24, 2007, and incorporated herein by reference.

3.

Bylaws of Registrant, filed as Exhibit 3.2 to the Registration Statement on Form SB-2 under the Securities Act of 1933, No. 333-139008, declared effective on April 24, 2007, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in Hong Kong, on the 29th day of June 2011.

Great China Mania Holdings, Inc.

By:	/s/ Yau Wai Hung
Name: Title:	Yau Wai Hung Chief Executive Officer

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